UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2010

K-V PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 1-9601

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO	63044
(Address of principal executive offices)	(Zip Code)

(314) 645-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further reported in Item 5.07 below, at the Annual Meeting of Stockholders of K-V Pharmaceutical Company (the “Registrant”) held on June 10, 2010 for the fiscal year ended March 31, 2009 (the “Annual Meeting”), the Registrant’s stockholders elected Gregory Bentley, Mark A. Dow, Terry B. Hatfield, David S. Hermelin, Marc Hermelin, Joseph D. Lehrer and John Sampson to serve as directors with terms expiring at the Annual Meeting of Stockholders for the fiscal year ended March 31, 2010.

At a Board of Directors meeting held subsequent to the Annual Meeting on June 10, 2010, the Board of Directors of the Registrant took action to give written notice of termination of employment to David A. Van Vliet, the Registrant’s Interim President and Interim Chief Executive Officer, effective at the end of the 30-day notice period provided for in his employment agreement, during which period he has been placed on administrative leave.

At that meeting, the Board of Directors of Registrant appointed Gregory J. Divis as the Interim President and Interim Chief Executive Officer of the Registrant. The other terms of Mr. Divis’ employment were not changed by this appointment.

Mr. Divis, age 43, has and will to continue to serve as President of Ther-Rx Corporation, the branded pharmaceutical subsidiary of the Registrant. Prior to joining the Registrant, he served as Vice President, Business Development and Life Cycle Management for Sanofi-Aventis U.S. from February 2006 to July 2007; and Vice President Sales, Respiratory East, for Sanofi-Aventis U.S. from June 2004 to February 2006. This included direct responsibility for entire country operations in the U.K. and Ireland, extensive Business Development experience, and significant commercial leadership experience. Since July 2007, Mr. Divis has served as President of Ther-Rx Corporation. Mr. Divis holds a Bachelor’s Degree from the University of Iowa.

On June 14, 2010, Stephen A. Stamp resigned, effective immediately, from his position as Chief Financial Officer of the Registrant. At this time, the Board is initiating a search to find a replacement Chief Financial Officer.

On June 15, 2010, Terry E. Hatfield and John Sampson each submitted their respective resignations from their positions as members of the Board of Directors of the Registrant. Each of the resignations is effective as of the earlier of July 7, 2010 or the date a replacement is appointed. Mr. Hatfield currently is the Chairman of the Board of Directors. Mr. Sampson currently serves on the Registrant’s Audit Committee. Each of Mr. Hatfield and Mr. Sampson indicated that he was resigning because of serious concerns regarding the ability of the newly-constituted Board of Directors and senior management to provide the required independent oversight of the Registrant’s business during this current critical period in the Registrant’s history. In accordance with Item 5.02(a) of Form 8-K, copies of each letter of resignation are attached hereto as Exhibit 99.1 and Exhibit 99.2.

The Registrant’s Nominating and Corporate Governance Committee is currently identifying qualified candidates to fill the vacancies on the Board of Directors caused by such resignations.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As noted in Item 5.02 above, the Registrant held the Annual Meeting on June 10, 2010. As of the record date for the Annual Meeting, April 26, 2010, there were 37,753,266 shares of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and 12,112,285 shares of Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), issued and outstanding and entitled to vote on the matters presented at said meeting. Each share of Class A Common Stock was entitled to one-twentieth of one vote, and each share of Class B Common Stock was entitled to one vote on all matters to come before the Annual Meeting.

Holders of shares of the Registrant’s Class A Common Stock and Class B Common Stock representing 12,866,609.85 votes, or 91.9% of the outstanding votes entitled to be cast at the Annual Meeting, which constituted a quorum, were represented at the Annual Meeting in person or by proxy.

At the Annual Meeting, Gregory Bentley, Mark A. Dow, Marc Hermelin and Joseph D. Lehrer were nominated as directors by certain shareholders. At the Annual Meeting, the Registrant’s stockholders elected Gregory Bentley, Mark A. Dow, Terry B. Hatfield, David S. Hermelin, Marc Hermelin, Joseph D. Lehrer and John Sampson to serve as directors with terms expiring at the Annual Meeting of Stockholders for the fiscal year ended March 31, 2010 and ratified the appointment of the independent registered public accounting firm, KPMG LLP, as the Registrant’s independent auditor for the year ending March 31, 2011.

The matters acted upon at the Annual Meeting, and the voting tabulation for each matter, are as follows:

1. Election of seven directors:

Class I Director Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Jean M. Bellin	3,552,337.55	55,734.85	—	9,258,537.45
Gregory Bentley	7,672,800.45	0	—	5,193,809.40
Kevin S. Carlie	3,194,121.05	413,951.35	—	9,258,537.45
Mark A. Dow	7,672,800.45	0	—	5,193,809.40
Terry B. Hatfield	10,790,467.10	412,027.90	—	1,664,114.85
David S. Hermelin	11,132,033.40	70,461.60	—	1,664,114.85
Marc Hermelin	7,672,800.45	0	—	5,193,809.40
Jonathon E. Killmer	3,022,766.65	585,305.75	—	9,258,537.45
Joseph D. Lehrer	7,672,800.45	0	—	5,193,809.40
John Sampson	11,152,619.00	49,876.00	—	1,664,114.85
Norman D. Schellenger	3,371,043.95	237,028.45	—	9,258,537.45

2. Ratification of KPMG LLP as the Registrant’s independent registered public accounting firm for the year ending March 31, 2011:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,782,684.95	17,678.35	66,246.55	—

Item 7.01	Regulation FD Disclosure.

At a Board of Directors meeting held June 10, 2010, the Board of Directors of Registrant appointed Gregory Bentley as its Senior Vice President of Law.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	Letter, dated June 15, 2010, from Terry B. Hatfield to K-V Pharmaceutical Company.

99.2	Letter, dated June 15, 2010, from John Sampson to K-V Pharmaceutical Company.

*    *    *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2010

K-V PHARMACEUTICAL COMPANY

By:	/S/ GREGORY J. DIVIS, JR.
Gregory J. Divis, Jr.
Interim President and Interim Chief Executive Officer

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